EXHIBIT 4.43

Shares Pledge Agreement

The Shares Pledge Agreement (hereinafter referred to as “the Agreement”) is concluded and signed by and among the following Parties on August 31st, 2013 in Shanghai, the People’s Republic of China (“China”):

(1)	Shanghai Shanda Networking Development Co., Ltd., an enterprise legal person duly incorporated and existing in accordance with the Chinese law, with the registered address of Room 402-B, No.727 Zhangjiang Road, Pudong New Area, Shanghai (hereinafter referred to as “the Pledgor”);

(2)	Shengqu Information Technology (Shanghai) Co., Ltd. (hereinafter referred to as “the Pledgee”), an enterprise legal person duly incorporated and existing in accordance with the Chinese law, with the registered address of Building 1, No.690 Bibo Road, Zhangjiang Hi-tech Park, Shanghai; and

(3)	Tianjin Shengjing Trading Co., Ltd. (hereinafter referred to as “the Company”), an enterprise legal person duly incorporated and existing in accordance with the Chinese law, with the registered address of Room 201-11, Floor 2, Area B1, Cartoon Building, No.126 Cartoon Middle Road, Eco-City, Binhai New Area, Tianjin.、

(In the Agreement, the above-mentioned parties are individually referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas:

(1)	The Pledgor is the registered shareholder of the Company, legitimately holding 100% shares of the Company (hereinafter referred to as “the Shares of the Company”); on the signature date of the Agreement, the contribution amounts to the registered capital of the Company and the shareholding proportions of the Pledgor is shown in Schedule I to the Agreement;

(2)	In accordance with the provisions of the Exclusive Shares Transfer Option Agreement concluded and signed by and among the Pledgor, the Pledgee and the Company on August 31st, 2013 (hereinafter referred to as “the Shares Transfer Option Agreement”), the Pledgor shall, if permitted by the Chinese Law, transfer all or part of the Shares held by them to the Pledgee and/or any other entity or individual designated by the Pledgee in accordance with the requirements of the Pledgee;

(3)	In accordance with the provisions of the Entrustment Agreement on the Voting Rights of Shareholder concluded and signed by and among the Pledgee, the Company and the Pledgor on August 31st, 2013 (hereinafter referred to as “the Entrustment Agreement on the Voting Rights”), the Pledgor has already fully entrusted the persons designated by the Pledgee to exercise all of the voting rights enjoyed by the Pledgor as the shareholder of the Company;

(4)	In accordance with the provisions of the Exclusive Consultation and Services Agreement concluded and signed by and between the Pledgee and the Company on August 31st, 2013 (hereinafter referred to as “the Services Agreement”), the Company has engaged the Pledgee to provide relevant technical consultation and services exclusively and it will pay corresponding service fees to the Pledgee for such technical consultation and services; and

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(5)	As a guarantee for the Pledgor’s and company’s performance of their Contractual Obligations (as defined below) and their repayment of the Secured Debts (as defined below), the Pledgor is willing to pledge all the Shares of the Company held by them to the Pledgee and to grant the Pledgee the primary right to be repaid.

NOW THEREFORE, through consultations, the Parties hereby reach the agreement as follows:

1.	Definitions

1.1	Unless otherwise required by the context, in the Agreement, the following terms shall have the following definitions:

“Contractual Obligations”: refers to all contractual obligations assumed by the Pledgors under the Services Agreement, the Shares Transfer Option Agreement, the Entrustment Agreement on the Voting Rights, and the Agreement.

“Secured Debts”: refers to all direct, indirect, derivative loss and the loss of anticipated interests suffered by the Pledgee due to any Default Event (as defined below) of the Pledgor and/or the Company, and all expenses incurred by the Pledgee for the purpose of enforcing the Pledgor and/or the Company to perform their Contractual Obligations.

“Default Events”: refers to breach of any Contractual Obligation by the Pledgor or the company under the Services Agreement, the Entrustment Agreement on the Voting Rights, the Shares Transfer Option Agreement, and/or the Agreement.

“Pledged Property”: refers to all Shares of the Company legitimately held by the Pledgor when the Agreement becomes effective and pledged to the Pledgee in accordance with the Agreement as a guarantee for them and the Company to perform the Contractual Obligations and the increased capital contributions and dividends in accordance with Article 2.6 and Article 2.7 hereof.

“Chinese Law”: refers to all valid laws, administrative regulations, local regulations, judicial interpretations and other nominative documents with binding forces in the People’s Republic of China.

1.2	Reference to any Chinese Law hereunder shall be deemed: (1) to include a reference to that Chinese Law as amended, modified, supplemented and re-enacted from time to time (whether before or after the date of the Agreement); and (2) to include a reference to any subordinate decision, notice or rule made under or in accordance with the relevant Chinese Law.

1.3	Unless otherwise stated in the context of the Agreement, references to articles, clauses, items and paragraphs are to the corresponding part of the Agreement.

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2.	Shares Pledge

2.1	The Pledgor hereby agrees to pledge the Pledged Property which it legitimately holds and has the right to dispose of to the Pledgee in accordance with the Agreement, as a guarantee for its performance of the Contractual Obligations and repayment of the Secured Debts. The Company hereby agrees that the Pledgor pledges the Pledged Property to the Pledgee in accordance with the Agreement.

2.2	The Pledgor shall record the shares pledge arrangement hereunder (“Shares Pledge”) in the Register of Shareholder on the signature date of the Agreement, provide the Pledgee with the record certificate in a form satisfactory to the Pledgee and also provide the Pledgee with the certificate of industrial and commercial registration with respect to the Shares Pledge within 30 days after the signature date of the Agreement or within any other time limit agreed upon by the Parties.

2.3	During the valid term of the Agreement, unless there is direct causation between any willful conduct or gross negligence of the Pledgee and decrease in the value of the Pledged Property, the Pledgee shall not be held responsible for any decrease in the value of the Pledge Shares, and the Pledgor has no right to file a claim in any form against or put forward any requirement to the Pledgee.

2.4	Subject to Clause 2.3, if there is any possibility that the value of the Pledged Property may obviously decrease, which is sufficient to impair the rights of the Pledgee, the Pledgee may ask the Pledgor to provide corresponding guarantees or sell by auction or sell off the Pledged Property at any time on behalf of the Pledgor, and consult with the Pledgor to utilize the fund receiving from the auction or sale to pay off the Secured Debts in advance or to deposit such fund in the notary organ at the place of the Pledgee (all expenses arising therefrom shall be borne by the Pledgor).

2.5	The Pledgee enjoys the primary pledge right with respect to the Pledged Property. Upon occurrence of any Default Event, the Pledgee shall be entitled to dispose of the Pledged Property in accordance with the methods stipulated in Article 4 hereof

2.6	With prior consent of the Pledgee, the Pledgor may increase the capital of the Company. The amount of contribution increased by the Pledgor due to the capital increase of the Company also constitutes a part of the Pledged Property.

2.7	Only with prior consent of the Pledgee may the Pledgor receive dividends or bonus from the Pledged Property. The dividends or bonus received by the Pledgor from the Pledged Property shall also serve as a part of the Pledged Property which shall be deposited in the account designated by the Pledgee, supervised by the Pledgee and firstly utilized to pay off the Secured Debts.

2.8	The Pledgee shall be entitled to dispose of any Pledged Property owned by the Pledgor in accordance with the Agreement upon occurrence of any Default Event.

3.	Relief of the Shares Pledge

After the Pledgor and the Company fully and completely perform all of their Contractual Obligations and pay off all of their Secured Debts, the Pledgee shall, as required by the Pledgor, relieve the Shares Pledge hereunder and cooperate with the Pledgor to handle the cancellation of shares pledge registrations in the Register of Shareholder and the relief of the pledge registration. The reasonable expenses arising from the relief of the Shares Pledge shall be borne by the Pledgee.

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4.	Disposal of the Pledged Property

4.1	The Pledgor, the Company and the Pledgee hereby agree that, if any Default Event occurs, the Pledgee shall be entitled to, after giving written notices to the Pledgor, exercise any and all rights, remedies and powers enjoyed by it in accordance with the Chinese Law, the Transaction Agreements and the provisions of the Agreement, including (without limitation) sale by auction or disposal of the Pledged Property so as to be paid in priority. The Pledgee shall not be held responsible for any loss caused by its reasonable exercise of such rights and powers.

4.2	The Pledgee shall be entitled to appoint its lawyers or other agents in writing to exercise any and all rights mentioned above on its behalf, and the Pledgor or the Company may not raise any objection in this respect.

4.3	The reasonable expenses incurred by the Pledgee in the course of exercising any and all rights mentioned above shall be borne by the Pledgor and the Pledgee shall be entitled to deduct the same from the fund that it obtains from exercising such rights.

4.4	The fund obtained by the Pledgee from exercising the above-mentioned rights shall be handled in the following orders:

Firstly, it shall be utilized to pay all expenses incurred in the disposal of the Pledged Property and the exercise of its rights by the Pledgee (including any remuneration payable to its lawyers and agents);

Secondly, it shall be utilized to pay the taxes and dues payable for the disposal of the Pledged Property; and

Thirdly, it shall be utilized to repay the Secured Debts to the Pledgee.

If there is any balance after deducting the above-mentioned amounts, the Pledgee shall return the balance to the Pledgor or any other person who is entitled to obtain such balance in accordance with relevant laws and regulations or deposit it in the notary organ at the place of the Pledgee (any and all expenses arising therefrom shall be borne by the Pledgor).

4.5	The Pledgee shall be entitled to choose either meanwhile or successively to exercise its pledge right with respect to the Shares of the Company held by the Pledgor and/or any other remedy. The Pledgee shall not be required to seek for other remedies before exercising the right to sell by auction or to sell off the Pledged Property hereunder. Neither the Pledgor nor the Company shall be entitled to raise any objection concerning whether the Pledgee exercises part of the pledge right or the sequence of exercising the pledge right.

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5.	Expenses and Costs

Any actual cost related to the setting of the Shares Pledge hereunder, including (without limitation) stamp duty, any other tax and all legal fees, shall be borne by each Party respectively.

6.	Continuity and Non-waiver

The Shares Pledge hereunder is a continuous guarantee, which will remain in force until all Contractual Obligations are fully performed or all Secured Debts are fully repaid. No waiver or grace granted by the Pledgee to the Pledgor with respect to any default and no delay of the Pledgee in exercising any right enjoyed by it under the Transaction Agreements and the Agreement, shall affect the right of the Pledgee at any time afterwards in accordance with the Agreement, the Chinese Law and the Transaction Agreements to require the Pledgor to strictly implement the Transaction Agreements and the Agreement or the rights enjoyed by the Pledgee due to any breach of the Transaction Agreements and/or the Agreement by the Pledgor afterwards.

7.	Representations and Warranties of the Pledgors

The Pledgor hereby represents and warrants to the Pledgee as follows:

7.1	The Pledgor is Chinese enterprise legal persons with full capacity for civil conducts; it has full and independent legal status and legal capacity; it has obtained proper authorizations to execute, to deliver and to perform the Agreement; and it may constitute subjects of litigation independently.

7.2	The Company whose shares are held by it is a limited liability company duly incorporated and legally existing under the Chinese Law and has qualification of being a legal person. The Company has full and independent legal status and legal capacity to execute, to deliver and to perform the Agreement; and it may constitute a subject of litigation independently. The Company has full powers and authorizations to sign and to deliver the Agreement and any other document related to the transaction hereunder and to be signed by it, and the Company has full powers and authorizations to complete the transaction contemplated under the Agreement.

7.3	All reports, documents and information about the Pledgor or on all issues required by the Agreement provided by the Pledgor to the Pledgee before the Agreement becomes effective are true and accurate in all material aspects when the Agreement becomes effective.

7.4	All reports, documents and information about the Pledgor or on all issues required by the Agreement provided by the Pledgor to the Pledgee after the Agreement becomes effective are true and accurate in all material aspects at the time of provision.

7.5	When the Agreement becomes effective, the Pledgor is sole legitimate owner of the Pledged Property and there is no existing dispute over the ownership of the Pledged Property. The Pledgor has the right to dispose of the Pledged Property and any part thereof.

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7.6	Apart from the security interests imposed on the Pledged Property in accordance with the Agreement and the rights established under the Transaction Agreements, there is no other security interests or third-party interests.

7.7	The Pledged Property may be legitimately pledged and transferred, and the Pledgor has sufficient rights and powers to pledge the Pledged Property to the Pledgee in accordance with the provisions of the Agreement.

7.8	Once duly signed by the Pledgor, the Agreement shall constitute legal, valid and binding obligations of the Pledgor.

7.9	Any consent, approval, waiver, authorization of any third party or any permission, approval, waiver of any government authority or any registration or filing formalities in any government authority (if required by the law) have been obtained or accomplished for the execution the Agreement and the performance of Shares Pledge hereunder, and will remain in full effect within the valid term of the Agreement.

7.10	The signature and performance of the Agreement by the Pledgor will not violate or contradict with any applicable law, any agreement to which they are parties or any agreement, any court judgment, any arbitral award or any decision of any administrative body binding upon their assets.

7.11	The pledge under the Agreement constitutes a security interest over the Pledged Property with the first priority.

7.12	All taxes and expenses payable for the acquisition of the Pledged Property shall be paid by the Pledgor in full.

7.13	There is no pending and to the knowledge of the Pledgor no threatened litigation, legal proceeding or request against the Pledgor or its properties or the Pledged Property in any court or arbitral tribunal; meanwhile, there is no pending and to the knowledge of the Pledgor no threatened litigation, legal proceeding or request against the Pledgor or its properties or the Pledged Property in any governmental agency or administrative body, which will have material or adverse effect on the economic situations of the Pledgor or its capabilities of performing their obligations and guarantee liabilities.

7.14	The Pledgor hereby promises to the Pledgee that the above-mentioned representations and warranties are true and accurate under any circumstance before the Contractual Obligations are fully performed or the Secured Debts are fully repaid, and these representations and warranties will be abided by in a comprehensive way.

8.	Representations and Warranties of the Company

The Company hereby represents and warrants to the Pledgee as follows:

8.1	The Company is a limited liability company duly incorporated and legally existing under the Chinese Law; it has qualification of being an independent legal person; it has full and independent legal status and legal capacity to execute, to deliver and to perform the Agreement; and it may constitute a subject of litigation independently.

8.2	All reports, documents and information about the Pledged Property or on all issues required by the Agreement provided by the Company to the Pledgee before the Agreement becomes effective are true and accurate in all material aspects when the Agreement becomes effective.

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8.3	All reports, documents and information about the Pledged Property or on all issues required by the Agreement provided by the Company to the Pledgee after the Agreement becomes effective are true and accurate in all material aspects at the time of provision.

8.4	The Company has full powers and authorizations to sign and to deliver the Agreement and any other document related to the transaction hereunder and to be signed by it, and the Company has full powers and authorizations to complete the transaction contemplated under the Agreement.

8.5	There is no pending and to the knowledge of the Company no threatened litigation, legal proceeding or request against the Company or its assets (including without limitation the Pledged Property) in any court or arbitral tribunal; meanwhile, there is no pending and to the knowledge of the Company no threatened litigation, legal proceeding or request against the Company or its assets (including without limitation the Pledged Property) in any governmental agency or administrative body, which will have material or adverse effect on the economic situations of the Company or its capabilities of performing the obligations and guarantee liabilities.

8.6	The Company hereby agrees to assume joint liability to the Pledgee for the representations and warranties given by the Pledgor in Article 7.5, Article 7.6, Article 7.7, Article 7.9 and Article 7.11 hereof.

8.7	The Company hereby makes promise to the Pledgee that the above-mentioned representations and warranties are true and accurate in any case and at any time before the Contractual Obligations are fully performed or the Secured Debts are fully repaid, and these representations and warranties will be abided by in a comprehensive way.

9.	Promises of the Pledgors

The Pledgor hereby makes promises to the Pledgee as follows:

9.1	Without prior written consent of the Pledgee, the Pledgor may not impose or allow to be imposed any new pledge or any other security interest on the Pledged Property, and such pledge or any other security interest over all or part of the Pledged Property without aforesaid prior written consent shall be null and void.

9.2	Without provision of a prior written notice to the Pledgee and acquisition of prior written consent from the Pledgee, the Pledgor may not transfer the Pledged Property; otherwise, the transfer of the Pledged Property by the Pledgor shall be null and void. Upon prior written consent of Pledgee, the fund receiving from transfer of the Pledged Property by the Pledgor shall be firstly utilized to repay the Secured Debts to the Pledgee or be deposited in the third party agreed by the Pledgee.

9.3	Upon occurrence of any litigation, arbitration or any other request which may have adverse impact on the Pledgor, on the interests of the Pledgee or Pledgor under the Transaction Agreements and the Agreement or on the Pledged Property, the Pledgor promises to notify the Pledgee in writing as soon as possible and in a timely manner, and in accordance with reasonable requirements of the Pledgee, to take all necessary measures to ensure the pledge rights and interests of the Pledgee with respect to the Pledged Property.

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9.4	The Pledgor may not carry out or allow to be carried out any act or omission which may have adverse effect on the interests of the Pledgee under the Transaction Agreement and the Agreement or on the Pledged Property.

9.5	The Pledgor promises to take all necessary measures and to sign all necessary documents (including without limitation any supplementary agreement to the Agreement) to ensure the pledge rights and interests of the Pledgee with respect to the Pledged Property as well as its exercise and realization thereof, in accordance with reasonable requirements of the Pledgee.

9.6	If any exercise of the pledge right hereunder gives rise to any transfer of any Pledged Property, the Pledgor promises to take all necessary measures to realize such transfer.

9.7	The Pledgor promise to pass resolutions of the shareholder meetings to replace the legal representative, managing director and supervisors of the Company and to handle relevant registration and filing formalities in the industrial and commercial authority or any other government department within 30 days after the signature date of the Agreement or any other time limit agreed upon by the Parties.

10.	Promises of the Company

10.1	If the signature and performance of the Agreement and the Shares Pledge hereunder requires consent, approval, waiver, authorization of any third party or permission, approval, waiver of any government authority, or completion of any registration or filing formalities in any government authority (if required by law), the Company will use its best endeavors to assist in obtaining and keeping the same in full effect within the valid term of the Agreement.

10.2	Without prior written consent of the Pledgee, the Company will not help or allow the Pledgor to impose any new pledge or any other security interest on the Pledged Property.

10.3	Without prior written consent of the Pledgee, the Company will not help or allow the Pledgor to transfer the Pledged Property.

10.4	Upon occurrence of any litigation, arbitration or any other request which may have adverse impact on the Company, on the Pledged Property (i.e., the Shares of the Company) or on the interests of the Pledgee under the Transaction Agreements and the Agreement, the Company promises to notify the Pledgee in writing as soon as possible and in a timely manner, and in accordance with reasonable requirements of the Pledgee, to take all necessary measures to ensure the pledge interests of the Pledgee with respect to the Pledged Property.

10.5	The Company may not carry out or allow to be carried out any conduct or act which may have adverse effect on the interests of the Pledgee under the Transaction Agreement and the Agreement or on the Pledged Property.

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10.6	The Company shall, within the first month of each calendar quarter, provide the Pledgee with the financial statements of the Company for the previous calendar quarter, including (without limitation) the balance sheet, income statement and cash flow statement.

10.7	The Company promises to take all necessary measures and to sign all necessary documents (including without limitation any supplementary agreement to the Agreement) to ensure the pledge rights and interests of the Pledgee with respect to the Pledged Property as well as its exercise and realization thereof, in accordance with reasonable requirements of the Pledgee.

10.8	If any exercise of the pledge right hereunder gives rise to any transfer of any Pledged Property, the Company promises to take all necessary measures to realize such transfer.

11.	Changes in Circumstances

As a supplementary provision and subject to non-violation against the Transaction Agreements or any other provision of the Agreement, if at any time, because of promulgation of or change in any Chinese law, regulation or rule, or because of any change in interpretations or applications of such law, regulation or rule, or because of any change in relevant registration procedures, the Pledgee deems that to maintain the Agreement in effect and/or to dispose of the Pledge in the way stipulated by the Agreement become illegal or depart from such law, regulation or rule, the Pledgor and the Company shall follow written instructions given by the Pledgee and in accordance with reasonable requirements of the Pledgee, take any action and/or sign any agreement or other documents in order to:

(1)	Maintain the validity of the Agreement;

(2)	Facilitate disposal of the Pledge in the way stipulated by the Agreement; and/or

(3)	Maintain or realize the guarantee established or intended to be established by the Agreement.

12.	Confidentiality

12.1	Whether the Agreement is terminated or not, each Party shall assume the obligation of confidentiality with respect to:

(1)	The signature, performance of the Agreement and its contents; and

(2)	All trade secrets, proprietary information and client information of the Company known or received by it due to the signature and performance of the Agreement (hereinafter collectively referred to as “the Confidential Information”).

Each Party shall only utilize such Confidential Information for the purpose of performing their obligations hereunder. Without written consent of the other Parties, none of the Parties may disclose such Confidential Information to any third party. Otherwise, it shall assume the liabilities for breach of contract and compensate for losses.

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12.2	After the termination of the Agreement, each Party shall, at the request of the other Parties, return, destroy or otherwise dispose of all documents, data or software containing the Confidential Information, and stop utilizing such Confidential Information.

12.3	Notwithstanding any other provisions in the Agreement, the validity of Article 12 herein shall not be affected by dissolution or termination of the Agreement.

13.	Effectiveness and Valid Term of the Agreement

13.1	The Agreement shall become effective upon the date when it is duly signed by the Parties.

13.2	The Agreement shall remain in effect until the Contractual Obligations are fully performed or the Secured Debts are fully repaid.

14.	Notices

All notices and other communications required or given under or in connection with the Agreement shall be served to the following addresses of the relevant Parties by personal delivery, registered mails (postage prepaid), commercial express services or fax. The above-mentioned notices shall be deemed to have been received as follows:

If a notice is sent by personal delivery, express services or registered mails (postage prepaid), the date when the notice is sent shall be deemed as the valid delivery date; and

If a notice is sent by fax, the date when the notice is successfully transmitted (as evidenced by the transmission confirmation message automatically generated) shall be deemed as the valid delivery date.

For the purpose of the notices, the address of each Party is as follows:

The Pledgor: Shanghai Shanda Networking Development Co., Ltd.

Address: Room 402-B, No.727 Zhangjiang Road, Pudong New Area, Shanghai

The Pledgee: Shengqu Information Technology (Shanghai) Co., Ltd.

Address: Building 1, No.690 Bibo Road, Zhangjiang Hi-tech Park, Shanghai

The Company: Tianjin Shengjing Trading Co., Ltd.

Address: Room 201-11, Floor 2, Area B1, Cartoon Building, No.126 Cartoon Middle Road, Eco-City, Binhai New Area, Tianjin

Any Party may change its address for receiving the notices by sending a notice to the other Parties in accordance with the provisions of Article 14 hereof at any time.

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15.	Miscellaneous

15.1	Without prior written consent of the Pledgee, the Pledgor or the Company may not transfer any of the rights, obligations or liabilities hereunder to any third party. However, without consent of the Pledgor or the Company, the Pledgee may, after notifying the Pledgor and the Company, transfer its rights, obligations or liabilities hereunder to any third party. The successors or permitted assignees (if any) of the Pledgor and the Company shall continue to perform the obligations of the Pledgors and the Company hereunder respectively.

15.2	The amount of debt secured by the Pledge shall be determined by the Parties through consultations and serve as the final evidence of the secured debt under the Agreement.

15.3	The Agreement is made in Chinese in triplicate, with each Party to the Agreement holding one (1) copy. For the purpose of registration or filing procedures, the number of original copies may be increased correspondingly (if necessary).

15.4	The conclusion, validity, performance, amendment, interpretation and termination of the Agreement shall all be governed by the Chinese law.

15.5	Any dispute arising from or in connection with the Agreement shall be settled by the Parties through consultations. In case that no agreement can be reached within thirty (30) days after the occurrence of the dispute, the dispute shall be submitted to Shanghai Arbitration Commission for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitration place shall be Shanghai. The arbitral award is final and binding upon the Parties.

15.6	Any right, power and remedy conferred to a Party under any provision of the Agreement shall not exclude any other right, power or remedy enjoyed by such Party according to the laws or under any other provision of the Agreement, and the exercise of any of its rights, powers and remedies by one Party may not preclude its exercise of any other right, power and remedy enjoyed by it.

15.7	No failure or delay by any Party in exercising any right, power or remedy under the Agreement or stipulated by law (hereinafter referred to as “Such Right”) shall constitute a waiver of Such Right; and any single or partial waiver of Such Right shall not preclude the Party from any exercise of Such Right in any other way or any exercise of its other rights, powers or remedies.

15.8	The headings hereunder are inserted for convenience of reference only and in no event shall they be utilized to construe the provisions of the Agreement nor shall they affect the interpretation of the provisions of the Agreement.

15.9	The provisions of the Agreement shall be divided from and independent of each other. If any one or more provisions of the Agreement become illegitimate, invalid or unenforceable at any time, the validity, legitimacy and enforceability of the remaining provisions hereof shall not be affected.

15.10	Any amendment or supplement to the Agreement shall be in writing. Apart from the transfer of rights hereunder by the Pledgee in accordance with Clause 15.1, any amendment or supplement to the Agreement may not become effective until it is duly signed by the Parties to the Agreement.

15.11	The Agreement shall be binding upon the legitimate successors of each Party.

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15.12	At the same time of signing the Agreement, the Pledgor shall sign a power of attorney separately (which is shown in Schedule II to the Agreement and hereinafter referred to as “Power of Attorney”), to entrust any person designated by the Pledgor on its behalf to sign any and all legal documents required for the Pledgee to exercise its rights hereunder in accordance with the Agreement. The Power of Attorney shall be delivered to and kept by the Pledgee and if necessary, the Pledgee may submit the Power of Attorney to relevant government authority at any time.

[The remainder of this page is intentionally left blank; please find the signature page herewith attached]

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In Witness Whereof, the Parties hereby sign the Shares Pledge Agreement on the date and at the place first above written.

The Pledgor:

Shanghai Shanda Networking Development Co., Ltd.

/s/ (Stamp)

The Pledgee:

Shengqu Information Technology (Shanghai) Co., Ltd.

/s/ (Stamp)

The Company:

Tianjin Shengjing Trading Co., Ltd.

/s/ (Stamp)

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Schedule I:

Basic Information on the Company

Company Name:	Tianjin Shengjing Trading Co., Ltd.
Registered Address:	Room 201-11, Floor 2, Area B1, Cartoon Building, No.126 Cartoon Middle Road, Eco-City, Binhai New Area, Tianjin
Registered Capital:	RMB 1 Million Yuan

Equity Structure:

Name of Shareholder	Amount of Contributions (RMB)	Ratio of Contributions	Ownership
Shanghai Shanda Networking Development Co., Ltd.	1 Million	100%	All the Shares (100%) held by the shareholder were Pledged to the Pledgee on August 31st, 2013

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Schedule II:

Format of the Power of Attorney

The Company, Shanghai Shanda Networking Development Co., Ltd., hereby irrevocably entrusts __________(ID card No.: _______________) as the company’s authorized agent to sign all legal documents as required or appropriate for Shengqu Information Technology (Shanghai) Co., Ltd. to exercise its rights under the Shares Pledge Agreement concluded and signed by Shengqu Information Technology (Shanghai) Co., Ltd. and the company, and to handle all formalities of industrial and commercial registration relevant to the shares pledge.

Shanghai Shanda Networking Development Co., Ltd.

Signature:

Name:

Title:

Date

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